EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated March 23, 2018, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the financial statements of Cure Pharmaceutical Holding Corp. which appears in this Registration Statement on Form S-1/A.

/s/ RBSM LLP

RBSM LLP

Henderson, Nevada
November 30, 2018